EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports Second-Quarter Financial Results
Cambridge, Mass., July 30, 2009 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its second-quarter ended June 30, 2009 financial results.
Second-Quarter Financial Performance
•	Total revenues were $61.6 million, compared with $63.5 million for the second quarter of last year.
•	On a GAAP-reported basis, Forrester reported net income of $6.2 million, or $0.27 per diluted share, compared with net income of $8.6 million, or $0.37 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $8.8 million, or $0.38 per diluted share, for the second quarter of 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income excludes stock-based compensation of $1.3 million, amortization of $656,000 of acquisition-related intangible assets, and impairments of non-marketable investments of $951,000. This compares with pro forma net income of $8.6 million, or $0.37 per diluted share, for the same period in 2008, which reflects a pro forma effective tax rate of 39 percent. Pro forma net income for the second quarter of 2008 excludes stock-based compensation of $1.3 million, amortization of $23,000 of acquisition-related intangible assets, net marketable and non-marketable investment gains of $1.6 million and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $666,000.
“Our performance for the quarter met our expectations, with revenue on target and operating margin and EPS slightly exceeding our guidance,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “As expected, the ongoing soft economy continues to impact our deferred revenue performance, declines that are already reflected in our existing guidance. We continue to carefully navigate this difficult economy through prudent expense management, innovating for our clients, and accelerating the role-based strategy so we are well-positioned when the economy begins to recover.”
Six-Month Period Ended June 30, 2009, Financial Performance
•	Total revenues were $118.0 million, compared with $118.4 million for the same period last year.
•	On a GAAP-reported basis, Forrester reported net income of $8.8 million, or $0.38 per diluted share for the six months ended June 30, 2009, compared with net income of $13.7 million or $0.58 per diluted share for the same period last year.

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Forrester Second-Quarter 2009 Information / Page 2
•	On a pro forma basis, net income was $15.0 million or $0.65 per diluted share, for the six months ended June 30, 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income for the six months ended June 30, 2009 excludes stock-based compensation of $3.5 million, amortization of $1.3 million of acquisition-related intangible assets, $3.1 million of reorganization costs, and impairments of non-marketable investments of $951,000. This compares with pro forma net income of $14.8 million, or $0.63 per diluted share, for the same period in 2008, which reflects a pro forma tax rate of 39 percent. Pro forma net income for the six months ended June 30, 2008 excludes stock-based compensation of $2.7 million, amortization of $194,000 of acquisition-related intangible assets, net marketable and non-marketable investment gains of $2.1 million and expenses related to the restatement of the Company’s historical financial statements of $597,000.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Forrester is providing third-quarter 2009 financial guidance as follows:
Third-Quarter 2009 (GAAP):
•	Total revenues of approximately $50 million to $53 million.

•	Operating margin of approximately 5 percent to 8 percent.

•	Other income of approximately $800,000.

•	An effective tax rate of 40 percent.

•	Diluted earnings per share of approximately $0.09 to $0.13.
Third-Quarter 2009 (Pro Forma):
Pro forma financial guidance for the third quarter of 2009 excludes amortization of acquisition-related intangible assets of approximately $500,000, stock-based compensation expense of $1.1 million to $1.6 million, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 9 percent to 11 percent.

•	Pro forma effective tax rate of 40 percent.

•	Pro forma diluted earnings per share of approximately $0.13 to $0.17.
Forrester is providing full-year 2009 guidance as follows:
Full-Year 2009 (GAAP):
•	Total revenues of approximately $220 million to $233 million.

•	Operating margin of approximately 10 percent to 13 percent.

•	Other income of approximately $3.0 million.

•	An effective tax rate of 40 percent.

•	Diluted earnings per share of approximately $0.66 to $0.84.
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Forrester Second-Quarter 2009 Information / Page 3
Full-Year 2009 (Pro Forma):
Pro forma financial guidance for full-year 2009 excludes stock-based compensation expense of $5.5 million to $6.5 million, reorganization costs of $3.1 million, amortization of acquisition-related intangible assets of approximately $2.1 million, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 15 percent to 17 percent.

•	Pro forma effective tax rate of 40 percent.

•	Pro forma diluted earnings per share of approximately $1.00 to $1.11.
About Forrester Research
Forrester Research (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 20 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 26 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the third quarter of and full-year 2009. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to respond to business and economic conditions, particularly in light of the continuing global economic downturn, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, any cost savings related to reductions in force and associated actions, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forresterundertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
Contact:

Michael Doyle	Karyl Levinson
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Forrester Second-Quarter 2009 Information / Page 4

Chief Financial Officer Communications Forrester Research, Inc. +1 617.613.6000	Vice President, Corporate Forrester Research, Inc. +1 617.613.6262
mdoyle@forrester.com	press@forrester.com
© 2009, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.
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Forrester Second-Quarter 2009 Information / Page 5
Forrester Research, Inc. Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues
Research services	$39,025	$37,861	$78,075	$73,810
Advisory services and other	22,553	25,613	39,910	44,638

Total revenues	61,578	63,474	117,985	118,448

Operating expenses
Cost of services and fulfillment	21,860	22,894	44,072	44,042
Selling and marketing	19,303	20,987	38,452	39,837
General and administrative	6,397	8,190	13,369	15,416
Reorganization costs	—	—	3,141	—
Depreciation	1,144	950	2,236	1,986
Amortization of intangible assets	656	23	1,312	194

Total operating expenses	49,360	53,044	102,582	101,475

Income from operations	12,218	10,430	15,403	16,973

Other income, net	453	1,702	1,722	3,772
Realized (losses) gains from securities and non-marketable investments	(951)	1,613	(951)	2,112

Income from operations before income tax provision	11,720	13,745	16,174	22,857

Income tax provision	5,568	5,100	7,391	9,184

Net income	$6,152	$8,645	$8,783	$13,673

Diluted net income per common share	$0.27	$0.37	$0.38	$0.58

Diluted weighted average common shares outstanding	22,944	23,554	23,025	23,586

Basic net income per common share	$0.27	$0.38	$0.38	$0.59

Basic weighted average common shares outstanding	22,703	22,956	22,824	23,002

Pro forma data (1):
Income from operations	$12,218	$10,430	$15,403	$16,973
Amortization of intangible assets	656	23	1,312	194
Reorganization costs	—	—	3,141	—
Investigation related expenses	—	666	—	597
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	640	648	1,748	1,416
Selling and marketing	183	206	610	476
General and administrative	477	444	1,133	813

Pro forma income from operations	14,174	12,417	23,347	20,469

Other income, net	453	1,702	1,722	3,772

Pro forma income before income taxes	14,627	14,119	25,069	24,241

Pro forma income tax provision	5,851	5,506	10,028	9,454

Pro forma net income	$8,776	$8,613	$15,041	$14,787

Pro forma diluted earnings per share	$0.38	$0.37	$0.65	$0.63

Diluted weighted average shares outstanding	22,944	23,554	23,025	23,586

(1)  Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes reorganization costs, amortization of intangible assets, stock-based compensation, net gains or impairments from marketable and non-marketable investments, costs associated with the stock option investigation and restatement of our historical financial statements, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Second-Quarter Fiscal 2009 Results/Page 6
Forrester Research, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)
Assets:
Cash and cash equivalents	$94,017	$129,478
Short-term investments	139,357	83,951
Accounts receivable, net	36,281	64,226
Deferred commissions	7,041	9,749
Deferred income taxes	8,511	7,947
Prepaid expenses and other current assets	11,871	15,553

Total current assets	297,078	310,904

Long-term investments	43,940	46,500
Property and equipment, net	7,344	6,759
Deferred income taxes	8,014	8,523
Goodwill and intangible assets, net	73,856	74,562
Non-marketable investments and other long term assets	6,409	7,703

Total assets	$436,641	$454,951

Liabilities and stockholders’ equity:
Accounts payable	$2,709	$3,532
Accrued expenses	22,274	27,527
Deferred revenue	98,098	113,844

Total current liabilities	123,081	144,903

Non-current liabilities	6,424	6,551

Total liabilities	129,505	151,454

Preferred stock	—	—
Common stock	292	291
Additional paid-in capital	320,539	315,149
Retained earnings	119,476	110,693
Treasury stock, at cost	(130,874)	(120,851)
Accumulated other comprehensive loss	(2,297)	(1,785)

Total stockholders’ equity	307,136	303,497

Total liabilities and stockholders’ equity	$436,641	$454,951

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Forrester Second-Quarter Fiscal 2009 Results/Page 7
Forrester Research, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Six months ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)
Cash flows from operations:
Net income	$8,783	$13,673
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation	2,236	1,986
Amortization of intangible assets	1,312	194
Non-cash stock-based compensation	3,493	2,705
Increase in provision for doubtful accounts	220	394
Unrealized loss on foreign currency and other, net	216	—
Deferred income taxes	93	1,338
Impairments (gains) from non-marketable investments, net	951	(55)
Gains on sales of available-for-sale securities	—	(2,057)
Amortization of premiums on available-for-sale securities	572	397
Changes in assets and liabilities — Accounts receivable	28,346	25,429
Deferred commissions	2,709	901
Prepaid expenses and other current assets	3,769	(909)
Accounts payable	(1,316)	(410)
Accrued expenses	(5,486)	(1,462)
Deferred revenue	(16,532)	(4,630)

Net cash provided by operating activities	29,366	37,494

Cash flows from investing activities:
Acquisition of Forrester Middle East FZ-LLC	(752)	—
Purchases of property and equipment	(2,790)	(1,674)
Proceeds from non-marketable investments	—	225
Decrease in other assets	361	248
Purchases of available-for-sale securities	(402,716)	(678,811)
Proceeds from sales and maturities of available-for-sale securities	348,604	747,792

Net cash (used in) provided by investing activities	(57,293)	67,780

Cash flows from financing activities:
Proceeds from issuance of common stock under stock option plans and employee stock purchase plan	1,982	12,811
Tax benefits related to stock options	—	3,255
Acquisition of treasury shares	(10,023)	(20,031)

Net cash used in financing activities	(8,041)	(3,965)

Effect of exchange rate changes on cash and cash equivalents	507	843

Net (decrease) increase in cash and cash equivalents	(35,461)	102,152

`
Cash and cash equivalents, beginning of period	129,478	53,163

Cash and cash equivalents, end of period	$94,017	$155,315

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